Exhibit 99.1

Two Bethesda Metro Center
14th Floor
Bethesda, MD 20814
(301) 951-6122
(301) 654-6714 Fax
www.AmericanCapital.com

FOR IMMEDIATE RELEASE
May 1, 2012

CONTACT:
Investors - (301) 951-5917
Media - (301) 968-9400

AMERICAN CAPITAL REPORTS NET OPERATING INCOME BEFORE INCOME TAXES OF $81 MILLION, OR $0.24 PER DILUTED SHARE, AND NET EARNINGS OF $580 MILLION, OR $1.71 PER DILUTED SHARE, AND EXTENDS STOCK REPURCHASE AND DIVIDEND PROGRAM

Bethesda, MD - May 1, 2012 - American Capital, Ltd. (“American Capital” or the “Company”) (Nasdaq: ACAS) announced net operating income (“NOI”) before income taxes for the quarter ended March 31, 2012 of $81 million, or $0.24 per diluted share. NOI after income taxes for the quarter ended March 31, 2012 was $49 million, or $0.14 per diluted share. Net earnings for the quarter ended March 31, 2012 were $580 million, or $1.71 per diluted share. As of March 31, 2012, net asset value (“NAV”) per share was $15.71, a $1.84, or 13% per share, increase from the December 31, 2011 NAV per share of $13.87.

Q1 2012 FINANCIAL SUMMARY

•	$0.24 NOI before income taxes per diluted share, or $81 million

✓	$3 million decrease over Q4 2011

✓	$0.14 NOI per diluted share, or $49 million, after income taxes

•	$(0.17) net realized loss per diluted share, or $(58) million

✓	$195 million decrease over Q4 2011

•	$1.88 net unrealized appreciation per diluted share, or $638 million

✓	$181 million increase over Q4 2011

•	$1.71 net earnings per diluted share, or $580 million

✓	$14 million decrease over Q4 2011

•	$396 million of cash proceeds from realizations

•	$118 million of securitized debt repaid

•	5.5 million shares repurchased, totaling $48 million, of American Capital common stock

✓	$8.79 average price per share

✓	$0.12 accretive to NAV per share

•	$15.71 NAV per share

✓	$1.84 per share, or 13% increase over Q4 2011

“Our NAV per share grew by $1.84 for the quarter to $15.71, delivering a 53% annualized return for the quarter,” said Malon Wilkus, Chairman and Chief Executive Officer.  “We have earned $2.7 billion of net income from when the U.S. GDP turned positive in the third quarter of 2009, while our shareholders' equity has grown from $1.9 billion to $5.1 billion. We believe that the performance of our portfolio will continue to be positive as the U.S. economy continues to recover.  Based on this confidence and the current price to book ratio, we believe our shares are an excellent value. Therefore, our Board of Directors extended by a year our stock repurchase and dividend program through December 31, 2013.  Since we initiated our stock buyback program, it has been accretive to our NAV by $0.44 per share. If we had not repurchased these shares, we would have had to earn an additional $143 million during that three quarter period to have produced the $15.71 per share NAV we have today.”

American Capital, Ltd.
May 1, 2012

PORTFOLIO VALUATION
For the quarter ended March 31, 2012, net unrealized appreciation, before income taxes, totaled $659 million. The primary components of the net unrealized appreciation were:

•	$287 million unrealized appreciation in American Capital's investment in American Capital, LLC, its alternative asset management company, due to an increase in actual and forecasted growth;

•	$78 million net unrealized appreciation from American Capital's private finance portfolio, generally as a result of improved portfolio company performance and improved multiples;

•	$117 million of reversals of net unrealized depreciation upon realization of portfolio company investments; and

•
$164 million net unrealized appreciation in American Capital's investment in European Capital, primarily due to an increase in European Capital's NAV and a decrease in the implied discount to European Capital's NAV.

✓
The Company's equity investment in European Capital was valued at $711 million as of March 31, 2012, compared to the $868 million fair value of European Capital's NAV at the end of the first quarter, which was 82% of NAV as of March 31, 2012, compared to 67% of NAV at the end of the prior quarter.

“During the quarter, our balance sheet continued to strengthen, with shareholders' equity growing by $551 million and debt declining by $119 million,” said John Erickson, Chief Financial Officer. “The investment in our asset management company, American Capital, LLC, appreciated $287 million as a result of continued strong performance. American Capital, LLC's earning assets under management grew by $2.4 billion during the quarter as American Capital Agency Corp. and American Capital Mortgage Investment Corp. continued their market leading performance. Looking forward, we continue to expect strong performance by American Capital, LLC as we grow existing funds under management as well as seek to raise new funds.”

PORTFOLIO LIQUIDITY AND PERFORMANCE
In the first quarter of 2012, $396 million of cash proceeds were received from realizations of portfolio investments. The Company made $83 million in new committed investments during the quarter. The weighted average effective interest rate on the Company's private finance debt investments as of March 31, 2012 was 11.1%, 40 basis points higher than the December 31, 2011 rate of 10.7%. As of March 31, 2012, loans with a fair value of $178 million were on non-accrual, representing 8.1% of total loans at fair value, compared to $219 million fair value of non-accrual loans, representing 8.7% of total loans at fair value as of December 31, 2011.

“Since the beginning of 2011, our non-accruing loans at cost have declined by $346 million. If the economy continues to improve, we would expect this trend to continue,” noted Gordon O'Brien, President, Specialty Finance and Operations. “In addition, our Syndications Team has done a good job refinancing our majority owned portfolio companies with upcoming debt maturities. This speaks to the underlying strength of our businesses.”

STOCK REPURCHASE AND DIVIDEND PROGRAM EXTENDED
During the third quarter of 2011, American Capital's Board of Directors adopted a program that may provide for additional repurchases of shares or dividend payments.  On April 26, 2012, American Capital's Board of Directors extended the stock repurchase and dividend program through December 31, 2013. Under the program, American Capital will consider quarterly setting an amount to be utilized for stock repurchases or dividends.  Generally, the amount may be utilized for repurchases if the price of American Capital's common stock represents a discount to the NAV of its shares, and the amount may be utilized for the payment of cash dividends if the price of American Capital's common stock represents a premium to the NAV of its shares.

In determining the quarterly amount for repurchases or dividends, the Company's Board will be guided by the Company's cumulative net cash provided by operating activities in the prior quarter and since the beginning of 2012, cumulative repurchases or dividends, cash on hand, debt service considerations, investment plans, forecasts of financial liquidity and economic conditions, operational issues and the then current trading price of American Capital stock.

The repurchase and dividends program may be suspended, terminated or modified at any time for any reason.  The program does not obligate American Capital to acquire any specific number of shares, and all repurchases will be made in accordance with SEC Rule 10b-18, which sets certain restrictions on the method, timing, price and volume of stock repurchases. During the first quarter of 2012, American Capital made open market purchases of 5.5 million shares, or $48 million, of American Capital common stock at an average price of $8.79 per share.

American Capital, Ltd.
May 1, 2012

AMERICAN CAPITAL, LTD.
CONSOLIDATED BALANCE SHEETS
As of March 31, 2012, December 31, 2011 and March 31, 2011
(in millions, except per share amounts)

	Q1	Q4	Q1 2012 Versus Q4 2011		Q1	Q1 2012 Versus Q1 2011
	2012	2011	$	%	2011	$	%
	(unaudited)				(unaudited)
Assets
Investments at fair value (cost of $6,322, $6,739 and $7,535, respectively)	$5,379	$5,130	$249	5%	$5,652	$(273)	(5%)
Cash and cash equivalents	313	204	109	53%	98	215	219%
Restricted cash and cash equivalents	205	80	125	156%	98	107	109%
Interest receivable	22	24	(2)	(8%)	30	(8)	(27%)
Deferred tax asset, net	396	428	(32)	(7%)	—	396	100%
Derivative agreements at fair value	10	10	—	—	5	5	100%
Other	96	85	11	13%	120	(24)	(20%)
Total assets	$6,421	$5,961	$460	8%	$6,003	$418	7%

Liabilities and Shareholders' Equity
Debt	$1,132	$1,251	$(119)	(10%)	$1,742	$(610)	(35%)
Derivative agreements at fair value	105	99	6	6%	95	10	11%
Other	70	48	22	46%	50	20	40%
Total liabilities	1,307	1,398	(91)	(7%)	1,887	(580)	(31%)

Shareholders' equity
Undesignated preferred stock, $0.01 par value, 5.0 shares authorized, 0 issued and outstanding	—	—	—	—	—	—	—
Common stock, $0.01 par value, 1,000.0 shares authorized, 332.5, 336.4 and 353.8 issued and 325.6, 329.1 and 343.9 outstanding, respectively	3	3	—	—	3	—	—
Capital in excess of par value	7,024	7,053	(29)	—	7,145	(121)	(2%)
Distributions in excess of net realized earnings	(1,058)	(999)	(59)	(6%)	(1,056)	(2)	—
Net unrealized depreciation of investments	(855)	(1,494)	639	43%	(1,976)	1,121	57%
Total shareholders' equity	5,114	4,563	551	12%	4,116	998	24%
Total liabilities and shareholders' equity	$6,421	$5,961	$460	8%	$6,003	$418	7%

NAV per common share outstanding	$15.71	$13.87	$1.84	13%	$11.97	$3.74	31%

American Capital, Ltd.
May 1, 2012

AMERICAN CAPITAL, LTD.
CONSOLIDATED STATEMENTS OF OPERATIONS
Three Months Ended March 31, 2012 and 2011
(in millions, except per share data)
(unaudited)

			Three Months Ended
	Three Months Ended		March 31,
	March 31,		2012 Versus 2011
	2012	2011	$	%

OPERATING INCOME
Interest and dividend income	$136	$146	$(10)	(7%)
Fee income	13	13	—	—%
Total operating income	149	159	(10)	(6%)

OPERATING EXPENSES
Interest	16	29	(13)	(45%)
Salaries, benefits and stock-based compensation	37	36	1	3%
General and administrative	15	11	4	36%
Total operating expenses	68	76	(8)	(11%)

NET OPERATING INCOME BEFORE INCOME TAXES	81	83	(2)	(2%)

Tax provision	(32)	—	(32)	(100%)
NET OPERATING INCOME	49	83	(34)	(41%)

Net realized (loss) gain
Portfolio company investments	(122)	10	(132)	NM
Foreign currency transactions	1	—	1	100%
Derivative agreements	(8)	(13)	5	38%
Tax benefit	22	—	22	100%
Total net realized loss	(107)	(3)	(104)	NM

NET REALIZED (LOSS) EARNINGS	(58)	80	(138)	NM

Net unrealized appreciation (depreciation)
Portfolio company investments	627	256	371	145%
Foreign currency translation	38	85	(47)	(55%)
Derivative agreements	(6)	13	(19)	NM
Tax provision	(21)	—	(21)	(100%)
Total net unrealized appreciation	638	354	284	80%

NET INCREASE IN NET ASSETS RESULTING FROM OPERATIONS ("NET EARNINGS")	$580	$434	$146	34%

NET OPERATING INCOME PER COMMON SHARE
Basic	$0.15	$0.24	$(0.09)	(38%)
Diluted	$0.14	$0.23	$(0.09)	(39%)

NET REALIZED (LOSS) EARNINGS PER COMMON SHARE
Basic	$(0.18)	$0.23	$(0.41)	NM
Diluted	$(0.17)	$0.22	$(0.39)	NM

NET EARNINGS PER COMMON SHARE
Basic	$1.75	$1.25	$0.50	40%
Diluted	$1.71	$1.21	$0.50	41%

WEIGHTED AVERAGE SHARES OF COMMON STOCK OUTSTANDING
Basic	330.9	346.1	(15.2)	(4%)
Diluted	339.6	358.4	(18.8)	(5%)
______________________________
NM = Not meaningful

American Capital, Ltd.
May 1, 2012

AMERICAN CAPITAL, LTD.
OTHER FINANCIAL INFORMATION
Three Months Ended March 31, 2012, December 31, 2011 and March 31, 2011
(in millions, except per share data)
(unaudited)

			Q1 2012 Versus Q4 2011			Q1 2012 Versus Q1 2011
	Q1 2012	Q4 2011	$	%	Q1 2011	$	%

Assets Under Management
American Capital Assets at Fair Value	$6,421	$5,961	$460	8%	$6,003	$418	7%
Externally Managed Assets at Fair Value(1)	62,107	62,168	(61)	—%	31,205	30,902	99%
Total	$68,528	$68,129	$399	1%	$37,208	$31,320	84%

Earning Assets Under Management(3)	$9,816	$7,408	$2,408	33%	$4,585	$5,231	114%

New Investments
Senior Debt	$25	$14	$11	79%	$138	$(113)	(82%)
Preferred Equity	2	14	(12)	(86%)	—	2	100%
Common Equity	56	2	54	NM	14	42	300%
Structured Products	—	1	(1)	(100%)	—	—	—
Total	$83	$31	$52	168%	$152	$(69)	(45%)

Financing for Private Equity Buyouts	$—	$10	$(10)	(100%)	$—	$—	—
Direct and Other Investments	—	1	(1)	(100%)	14	(14)	(100%)
Add-on Financing for Acquisitions	56	—	56	100%	—	56	100%
Add-on Financing for Working Capital in Distressed Situations	15	14	1	7%	16	(1)	(6%)
Add-on Financing for Growth and Working Capital	12	—	12	100%	97	(85)	(88%)
Add-on Financing for Purchase of Debt of a Portfolio Company	—	4	(4)	(100%)	—	—	—
Add-on Financing for Recapitalizations, not Including Distressed Investments	—	2	(2)	(100%)	25	(25)	(100%)
Total	$83	$31	$52	168%	$152	$(69)	(45%)

Realizations
Sale of Equity Investments	$47	$176	$(129)	(73%)	$63	$(16)	(25%)
Principal Prepayments	288	151	137	91%	149	139	93%
Payment of Accrued Payment-in-Kind Notes and Dividends and Accreted Original Issue Discounts	51	19	32	168%	43	8	19%
Scheduled Principal Amortization	10	10	—	—	8	2	25%
Loan Syndications and Sales	—	—	—	—	6	(6)	(100%)
Total	$396	$356	$40	11%	$269	$127	47%

Appreciation, Depreciation, Gain and Loss
Gross Realized Gain	$15	$46	$(31)	(67%)	$14	$1	7%
Gross Realized Loss	(137)	(200)	63	32%	(4)	(133)	NM
Portfolio Net Realized (Loss) Gain	(122)	(154)	32	21%	10	(132)	NM
Foreign Currency Transactions	1	—	1	100%	—	1	100%
Derivative Agreements	(8)	(13)	5	38%	(13)	5	38%
Tax Benefit	22	75	(53)	(71%)	—	22	100%
Net Realized Loss	(107)	(92)	(15)	(16%)	(3)	(104)	NM

Gross Unrealized Appreciation of Private Finance Portfolio Investments	134	147	(13)	(9%)	162	(28)	(17%)
Gross Unrealized Depreciation of Private Finance Portfolio Investments	(56)	(79)	23	29%	(87)	31	36%
Net Unrealized Appreciation of Private Finance Portfolio Investments	78	68	10	15%	75	3	4%
Unrealized Appreciation (Depreciation) of European Capital Investment	148	(56)	204	NM	133	15	11%
Unrealized (Depreciation) Appreciation of European Capital Foreign Currency Translation	(21)	33	(54)	NM	(43)	22	51%
Unrealized Appreciation of American Capital, LLC	287	111	176	159%	60	227	378%
Net Unrealized Appreciation (Depreciation) of Structured Products	18	(1)	19	NM	39	(21)	(54%)
Reversal of Prior Period Net Unrealized Depreciation (Appreciation) Upon Realization	117	154	(37)	(24%)	(8)	125	NM
Net Unrealized Appreciation of Portfolio Company Investments	627	309	318	103%	256	371	145%
Foreign Currency Translation - European Capital	37	(62)	99	NM	82	(45)	(55%)
Foreign Currency Translation - Other	1	(3)	4	NM	3	(2)	(67%)

American Capital, Ltd.
May 1, 2012

Derivative Agreements	(6)	5	(11)	NM	13	(19)	NM
Net Unrealized Appreciation of Investments	659	249	410	165%	354	305	86%
Tax (Provision) Benefit	(21)	208	(229)	NM	—	(21)	(100%)
Net Gains, Losses, Appreciation and Depreciation	$531	$365	$166	45%	$351	$180	51%

Other Financial Data
NAV per Share	$15.71	$13.87	$1.84	13%	$11.97	$3.74	31%
Debt at Cost	$1,132	$1,251	$(119)	(10%)	$1,742	$(610)	(35%)
Debt at Fair Value	$1,116	$1,210	$(94)	(8%)	$1,708	$(592)	(35%)
Market Capitalization	$2,826	$2,215	$611	28%	$3,408	$(582)	(17%)
Total Enterprise Value(2)	$3,645	$3,262	$383	12%	$5,052	$(1,407)	(28%)
Asset Coverage Ratio	552%	465%			336%
Debt to Equity Ratio	0.2x	0.3x			0.4x
Credit Quality
Weighted Average Effective Interest Rate on Private Finance Debt Investments at Period End	11.1%	10.7%			10.3%
Loans on Non-Accrual at Cost	$356	$419	$(63)	(15%)	$663	$(307)	(46%)
Loans on Non-Accrual at Fair Value	$178	$219	$(41)	(19%)	$227	$(49)	(22%)
Non-Accrual Loans at Cost as a Percentage of Total Loans at Cost	15.0%	15.3%			19.3%
Non-Accrual Loans at Fair Value as a Percentage of Total Loans at Fair Value	8.1%	8.7%			7.7%
Non-Accruing Loans at Fair Value as a Percentage of Non-Accruing Loans at Cost	50.0%	52.3%			34.2%
Past Due Loans at Cost	$22	$22	—	—	$3	$19	633%
Debt to Equity Conversions at Cost	$20	$46	$(26)	(57%)	$49	$(29)	(59%)
Return on Average Equity
LTM Net Operating Income Return on Average Equity at Cost	6.9%	7.5%			4.0%
LTM Net Realized Earnings (Loss) Return on Average Equity at Cost	—	2.3%			(3.6%)
LTM Net Earnings Return on Average Equity at Fair Value	25.1%	23.3%			37.3%
Current Quarter Annualized Net Operating Income Return on Average Equity at Cost	3.3%	15.2%			5.5%
Current Quarter Annualized Net Realized (Loss) Earnings Return on Average Equity at Cost	(3.9%)	9.1%			5.3%
Current Quarter Annualized Net Earnings Return on Average Equity at Fair Value	47.9%	55.4%			44.6%
______________________________
NM = Not meaningful

(1)
Includes total assets of American Capital Agency Corp., American Capital Mortgage Investment Corp., European Capital, American Capital Equity I, American Capital Equity II and ACAS CLO 2007-1, less American Capital's investment in the funds. Total assets of American Capital Agency Corp. and American Capital Mortgage Investment Corp. are as of December 31, 2011.

(2)	Enterprise value is calculated as debt at cost plus market capitalization less cash and cash equivalents on hand.

(3)	Represents third-party earning assets under management from which the associated base management fees are calculated.

American Capital, Ltd.
May 1, 2012

	Static Pool (1)
Portfolio Statistics ($ in millions, unaudited) Aggregate	Pre- 2001		2001	2002		2003		2004		2005		2006		2007		2008		2011		Pre-2001 - 2012 Static Pools Aggregate
IRR at Fair Value of All Investments(2)	8.3%		18.1%	8.2%		20.3%		13.5%		12.7%		10.3%		(5.3%)		6.5%		19.9%		8.3%
IRR of Exited Investments(3)	9.1%		18.6%	9.7%		20.0%		17.1%		22.0%		10.4%		(9.6%)		3.5%		N/A		10.7%
IRR at Fair Value of Equity Investments Only(2)(4)(5)	6.7%		46.4%	11.1%		27.7%		26.5%		11.2%		14.6%		(9.5%)		18.6%		20.7%		10.7%
IRR of Exited Equity Investments Only(3)(4)(5)	10.9%		46.4%	21.4%		36.7%		49.0%		51.0%		18.1%		9.5%		35.5%		N/A		28.3%
IRR at Fair Value of All One Stop Buyout® Investments(2)	2.3%		17.1%	10.8%		18.8%		16.0%		28.7%		12.6%		1.4%		15.1%		—%		13.5%
IRR at Fair Value of Current One Stop Buyout® Investments(2)	14.1%		N/A	(0.1%)		17.3%		6.8%		23.9%		11.4%		(1.4%)		15.1%		—%		10.8%
IRR of Exited One Stop Buyout® Investments(3)	1.3%		17.1%	14.7%		16.3%		27.5%		30.6%		14.9%		15.5%		14.2%		N/A		16.2%
Committed Investments(7)	$1,065		$376	$966		$1,436		$2,267		$4,811		$5,239		$7,481		$1,039		$137		$24,817
Total Exits and Prepayments of Committed Investments(7)	$995		$367	$836		$1,266		$1,971		$2,597		$3,877		$4,717		$496		$—		$17,122
Total Interest, Dividends and Fees Collected	$407		$148	$347		$455		$695		$1,187		$1,228		$1,175		$335		$7		$5,984
Total Net Realized (Loss) Gain on Investments	$(137)		$(23)	$(118)		$143		$16		$375		$(170)		$(1,097)		$(116)		$—		$(1,127)
Current Cost of Investments	$78		$4	$120		$157		$276		$1,921		$1,075		$2,211		$372		$108		$6,322
Current Fair Value of Investments	$44		$—	$86		$296		$195		$1,981		$1,048		$1,305		$313		$111		$5,379
Current Fair Value of Investments as a % of Total Investments at Fair Value	0.8%		—%	1.6%		5.5%		3.6%		36.8%		19.5%		24.3%		5.8%		2.1%		100.0%
Net Unrealized (Depreciation) Appreciation	$(34)		$(4)	$(34)		$139		$(81)		$60		$(27)		$(906)		$(59)		$3		$(943)
Non-Accruing Loans at Cost	$—		$—	$18		$—		$31		$58		$43		$174		$32		$—		$356
Non-Accruing Loans at Fair Value	$1		$—	$7		$—		$11		$30		$7		$96		$26		$—		$178
Equity Interest at Fair Value(4)	$18		$—	$—		$259		$110		$1,623		$484		$326		$93		$45		$2,958
Debt to Adjusted EBITDA(8)(9)(10)(11)(14)	4.3		NM	10.3		2.8		5.2		1.9		4.4		6.1		5.8		5.7		4.4
Interest Coverage(10)(11)(14)	4.2		NM	1.5		4.3		2.4		2.1		2.7		2.1		2.3		2.1		2.3
Debt Service Coverage(10)(11)(14)	3.8		NM	1.5		3.8		2.1		0.6		2.4		1.8		1.9		2.0		1.7
Average Age of Companies(11)(14)	46	yrs	—	29	yrs	39	yrs	53	yrs	15	yrs	39	yrs	31	yrs	20	yrs	25	yrs	29	yrs
Diluted Ownership Percentage(4)(15)	62%		—%	43%		55%		71%		87%		47%		51%		33%		9%		63%
Average Revenue(11)(12)(14)	$47		$—	$43		$211		$65		$158		$170		$179		$91		$159		$158
Average Adjusted EBITDA(8)(11)(14)	$6		$—	$10		$44		$16		$67		$41		$38		$21		$42		$44
Total Revenue(11)(12)	$95		$238	$73		$1,458		$349		$1,245		$3,391		$4,882		$1,543		$478		$13,752
Total Adjusted EBITDA(8)(11)	$13		$6	$10		$202		$55		$287		$448		$846		$250		$142		$2,259
% of Senior Loans(10)(11)(13)	72%		—%	52%		—%		33%		31%		26%		50%		31%		38%		39%
% of Loans with Lien(10)(11)(13)	100%		—%	100%		100%		100%		84%		99%		87%		69%		38%		73%

Majority Owned Portfolio Companies (“MOPC”)(6)	Pre-2001 - 2012 Static Pools Aggregate
Total Revenue(12)	$3,116
Total Gross Profit(12)	$1,561
Total Adjusted EBITDA(8)	$703

Total Capital Expenditures(12)	$95
Total Current ACAS Investment in MOPC at Fair Value	$3,429
Diluted Ownership Percentage of ACAS in MOPC(15)	69%

Total Cash	$197
Total Assets	$4,571
Total Debt	$3,347
Total Third-party Debt at Cost	$1,486
Total Shareholders' Equity(16)	$2,984
———————

1)
Static pool classification is based on the year the initial investment was made. Subsequent add-on investments are included in the static pool year of the original investment. There were no investments made in 2009, 2010 and 2012 static pool years.

2)	Assumes investments are exited at current fair value.

3)	Includes fully exited investments of existing portfolio companies.

4)	Excludes investments in Structured Products.

5)	Excludes equity investments that are the result of conversions of debt and warrants received with the issuance of debt.

6)
MOPC investments represent portfolio company investments in which American Capital, or its affiliates, have a fully diluted ownership percentage of 50% or more or have over 50% board representation at the portfolio company. Excludes our investment in European Capital.

7)	Represents committed investment amount at the time of origination.

8)
Adjusted EBITDA may reflect certain adjustments to the reported EBITDA of a portfolio company for non-recurring, unusual or infrequent items or other pro-forma items or events to normalize current earnings which a buyer may consider in a change in control transactions. These adjustments may be material and are highly subjective in nature. Portfolio company reported EBITDA is for the most recently available twelve months, or when appropriate, the forecasted twelve months or current annualized run-rate.

9)	For portfolio companies with a nominal Adjusted EBITDA amount, the portfolio company's maximum debt leverage is limited to 15 times Adjusted EBITDA.

10)	Excludes investments in which we own only equity.

11)	Excludes investments in Structured Products and managed funds.

12)	For the most recent twelve months, or when appropriate, the forecasted twelve months.

13)	As a percentage of our total debt investments.

14)	Weighted average based on fair value.

15)	Weighted average based on fair value of equity investments.

16)	Calculated as the estimated enterprise value of the MOPC's less the cost basis of any outstanding debt of the MOPC's.

American Capital, Ltd.
May 1, 2012

SHAREHOLDER CALL
American Capital invites shareholders, analysts and interested parties to attend the shareholder call on May 2, 2012 at 11:00 am ET. The shareholder call can be accessed through a live webcast, free of charge, at www.AmericanCapital.com or by dialing (877) 270-2148 (U.S. domestic) or (412) 902-6510 (international). All callers are asked to dial in 10-15 minutes prior to the call to register. Please advise the operator you are dialing in for the American Capital shareholder call. Callers who do not plan on asking a question and have access to the internet are asked to utilize the webcast.

A slide presentation will accompany the shareholder call and will be available at www.AmericanCapital.com in advance of the shareholder call. Select the Q1 2012 Earnings Presentation link to download and print the presentation in advance of the shareholder call.

An archived audio replay of the shareholder call combined with the slide presentation will be made available on our website after the call on May 2, 2012. In addition, there will be a phone recording available from 2:00 pm ET May 2, 2012 until 9:00 am ET May 16, 2012. If you are interested in hearing the recording of the presentation, please dial (877) 344-7529 (U.S. domestic) or (412) 317-0088 (international). The access code for both domestic and international callers is 10013312.

ABOUT AMERICAN CAPITAL
American Capital is a publicly traded private equity firm and global asset manager. American Capital, both directly and through its asset management business, originates, underwrites and manages investments in middle market private equity, leveraged finance, real estate and structured products. Founded in 1986, American Capital has $69 billion in assets under management and seven offices in the U.S. and Europe. American Capital and European Capital will consider investment opportunities from $10 million to $500 million. For further information, please refer to www.AmericanCapital.com.

ADDITIONAL INFORMATION
Persons considering an investment in American Capital should consider the investment objectives, risks and charges and expenses of the Company carefully before investing. Such information and other information about the Company is available in the Company's annual report on Form 10-K, quarterly reports on Form 10-Q and in the prospectuses the Company issues from time to time in connection with its offering of securities. Such materials are filed with the Securities and Exchange Commission (“SEC”) and copies are available on the SEC's website, www.sec.gov. Prospective investors should read such materials carefully before investing. Performance data quoted above represents past performance of American Capital. Past performance does not guarantee future results and the investment return and principal value of an investment in American Capital will likely fluctuate. Consequently, an investor's shares, when sold, may be worth more or less than their original cost. Additionally, American Capital's current performance may be lower or higher than the performance data quoted above.

This press release contains forward-looking statements. Forward-looking statements are based on estimates, projections, beliefs and assumptions of management of the Company at the time of such statements and are not guarantees of future performance. Forward-looking statements involve risks and uncertainties in predicting future results and conditions. Actual results could differ materially from those projected in these forward-looking statements due to a variety of factors, including, without limitation, the uncertainties associated with the timing of transaction closings, changes in interest rates, availability of transactions, changes in regional, national or international economic conditions or changes in the conditions of the industries in which American Capital has made investments. Certain factors that could cause actual results to differ materially from those contained in the forward-looking statements are included in the “Risk Factors” section of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2011 and the Company's subsequent periodic filings. Copies are available on the SEC's website at www.sec.gov. Forward-looking statements are made as of the date of this press release, and are subject to change without notice. We disclaim any obligation to update or revise any forward-looking statements based on the occurrence of future events, the receipt of new information, or otherwise.